UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 19, 2015

PARSLEY ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36463	46-4314192
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

303 Colorado Street, Suite 3000

Austin, Texas 78701

(Address of Principal Executive Offices)

(Zip Code)

(737) 704-2300

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Parsley Energy, Inc. (the “Company”) held its 2015 Annual Meeting of Stockholders (the “Annual Meeting”) on June 19, 2015, in Austin, Texas, for the following purposes: (1) to elect two directors to the class of directors with terms expiring at the 2018 Annual Meeting of Stockholders and (2) to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015. Each of these items is more fully described in the Company’s proxy statement filed with the Securities and Exchange Commission on April 28, 2015.

At the close of business on April 20, 2015, the record date for the Annual Meeting, 108,762,018 shares of the Company’s Class A common stock and 32,145,296 shares of the Company’s Class B common stock were outstanding and entitled to vote at the Annual Meeting.

Proposal 1 – Election of Directors

Each of the two nominees for director was duly elected by the Company’s stockholders, with votes as follows:

Nominee	Shares For	Shares Against	Shares Abstaining	Broker Non-Votes
Chris Carter	95,622,265	4,673,266	16,154	8,969,369
Dr. Hemang Desai	100,087,855	206,776	17,054	8,969,369

Proposal 2 – Ratification of Appointment of Independent Auditors

The appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015 was ratified by the Company’s stockholders, with votes as follows:

Shares For	Shares Against	Shares Abstaining	Broker Non-Votes
109,184,200	49,939	46,915	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARSLEY ENERGY, INC.

By:	/s/ Colin W. Roberts
Colin W. Roberts
Vice President—General Counsel

Dated: June 22, 2015

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